Exhibit (32.1)


  Written Statement of the Chief Executive Officer and Chief Financial Officer
                          Pursuant to 18 U.S.C. s.1350


Solely for the purposes of complying with 18 U.S.C. s.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned President and Chief Executive Officer and Senior Vice President and Chief Financial Officer of State Financial Services Corporation (the "Corporation"), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Corporation for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.


                                           /s/ Michael J. Falbo
                                           -------------------------------------
                                           Michael J. Falbo
                                           President and Chief Executive Officer


                                           /s/ Daniel L. Westrope
                                           -------------------------------------
                                           Daniel L. Westrope
                                           Senior Vice President and Chief
                                             Financial Officer

                                           Date: August 12, 2003